SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                 March 2, 1998
                       ---------------------------------
                       (Date of earliest event reported)


                      BANK OF AMERICA NATIONAL ASSOCIATION
                      ------------------------------------
             (Exact name of registrant as specified in its charter)

                                  on behalf of

                          BA Master Credit Card Trust


           U.S.A.                      333-4152                 86-0645265
--------------------------------------------------------------------------------
(State or Other Jurisdiction         (Commission          (I.R.S. Employer
of Incorporation)                    File Number)         Identification Number)


1825 East Buckeye Road
Phoenix, Arizona                                           85034
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(Address of Principal Executive Offices)                 (Zip Code)


                                 (602) 597-3738
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              (Registrant's telephone number, including area code)


                                      N/A
--------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.  Not Applicable.

Item 2. Effective March 2, 1998, Bank of America National Association ("Bank of America"), pursuant to the Pooling and Servicing Agreement dated as of July 19, 1996 designated additional accounts of Bank of America to be included as Accounts (the "Additional Accounts") and conveyed the Receivables of such Additional Accounts, whether now existing or here-after created, to the BA Master Credit Card Trust (the "Trust"). The number of Additional Accounts, the Receivables of which were conveyed to the Trust, as of March 2, 1998 equaled 2,201,707. As of March 2, 1998, aggregate Principal Receivables relating to such Additional Accounts equaled $2,470,296,023.22 and the aggregate Finance Charge Receivables relating to such Additional Accounts equaled $29,704,431.43.

Item 3.  Not Applicable.

Item 4.  Not Applicable.

Item 5.  Not Applicable.

Item 6.  Not Applicable.

Item 7.  Exhibits.

         4.1 Assignment No. 2 of Receivables in Additional Accounts dated as of March 2, 1998.

Item 8.  Not Applicable.

Item 9.  Not Applicable.


                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

                      BANK OF AMERICA NATIONAL ASSOCIATION
                      On behalf of the BA Master Credit Card Trust

                      Transferor and Servicer


                      By:  /s/ MARGARET A. SPRUDE
                          ------------------------------------
                          Name:  Margaret A. Sprude
                          Title: SVP & Chief Financial Officer

Date:  March 2, 1998

                               INDEX TO EXHIBITS


Exhibit
Number           Exhibit Description
-------          -------------------

  4.1 Assignment No. 2 of Receivables in Additional Accounts dated as of March 2, 1998.